Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of First Trust Energy Infrastructure Fund of our report dated August 24, 2011, relating to the statement of assets and liabilities of First Trust Energy Infrastructure Fund, appearing in the Registration Statement No. 333-172439 on Form N-2.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 27, 2011